Exhibit 99.1

November 21, 2023
For 6:00 a.m. ET Release

LOWE’S REPORTS THIRD QUARTER 2023 SALES AND EARNINGS RESULTS
— Comparable Sales Decreased 7.4%; Diluted EPS of $3.06—
— Updates Full Year 2023 Outlook —

MOORESVILLE, N.C., Nov. 21, 2023 – Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $1.8 billion and diluted earnings per share (EPS) of $3.06 for the quarter ended Nov. 3, 2023, compared to diluted EPS of $0.25 in the third quarter of 2022, which included a pre-tax long-lived asset impairment of $2.1 billion related to its Canadian retail business. Excluding the impairment charge in the prior year, third quarter 2022 adjusted diluted EPS1 was $3.27.

Total sales for the quarter were $20.5 billion2. Comparable sales decreased 7.4%3 due to a decline in DIY discretionary spending, partially offset by positive Pro customer comp sales.

“In the third quarter, the company delivered strong operating performance and improved customer service despite a greater-than-expected pullback in DIY discretionary spending, particularly in bigger ticket categories. Given our 75% DIY mix, the DIY pressure disproportionately impacted our third quarter comp performance. At the same time, our investments in Pro continue to resonate, resulting in positive Pro comps again this quarter,” said Marvin R. Ellison, Lowe’s chairman, president and CEO. “As we look ahead, Lowe’s is committed to offering value and convenience this holiday season, helping our customers save time and money. I’d like to extend my appreciation to our hardworking front-line associates who continue to elevate the customer experience.”

During the quarter, Lowe's opened one store and three Lowe’s Outlet stores. As of Nov. 3, 2023, Lowe's operated 1,746 stores representing 194.9 million square feet of retail selling space.

Capital Allocation
The company continues to execute a disciplined capital allocation program to deliver long-term, sustainable shareholder value. During the quarter, the company repurchased approximately 7.3 million shares for $1.6 billion, and it paid $642 million in dividends.

1 Adjusted diluted earnings per share is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information, as well as reconciliations between the Company’s GAAP and non-GAAP financial results.
2    Total third quarter sales includes an approximately $115 million headwind related to a timing shift in our fiscal calendar as we cycle over a 53-week year.
3 Comparable sales are based on comparison to weeks 28-40 in 2022.

Lowe’s Business Outlook

Based on lower-than-expected DIY sales, the company is updating its outlook for the operating results of full year 2023.

Adjusted operating income, adjusted operating margin, adjusted effective income tax and adjusted diluted EPS are non-GAAP financial measures that exclude the impact and timing of the gain associated with the 2022 sale of the Canadian retail business, recorded in the first quarter. The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items (which may be significant) without unreasonable effort, including timing of adjustments associated with the sale of our Canadian retail business.

Full Year 2023 Outlook – a 52-week year (comparisons to full year 2022 – a 53-week year)
•Total sales of approximately $86 billion (previously $87 – $89 billion)
•Comparable sales expected to be down approximately -5% as compared to prior year (previously down -2% to -4%)
•Adjusted operating income as a percentage of sales (adjusted operating margin) of approximately 13.3% (previously 13.4% to 13.6%)
•Interest expense of approximately $1.4 billion (previously $1.5 billion)
•Adjusted effective income tax rate of approximately 25%
•Adjusted diluted earnings per share of approximately $13.00 (previously $13.20 to $13.60)
•Capital expenditures of up to $2 billion

A conference call to discuss third quarter 2023 operating results is scheduled for today, Tuesday, Nov. 21, at 9 a.m. ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at ir.lowes.com and clicking on Lowe’s Third Quarter 2023 Earnings Conference Call Webcast. Supplemental slides will be available approximately 15 minutes prior to the start of the conference call. A replay of the call will be archived at ir.lowes.com.

Lowe’s Companies, Inc.

Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving approximately 17 million customer transactions a week in the U.S. With total fiscal year 2022 sales of over $97 billion, approximately $92 billion of sales were generated in the U.S., where Lowe's operates over 1,700 home improvement stores and employs approximately 300,000 associates. Based in Mooresville, N.C., Lowe’s supports the communities it serves through programs focused on creating safe, affordable housing and helping to develop the next generation of skilled trade experts. For more information, visit Lowes.com.

Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “scenario”, “guidance”, and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives (including objectives related to environmental, social, and governance matters), business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services, share repurchases, Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties, and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as volatility and/or lack of liquidity from time to time in U.S. and world financial markets and the consequent reduced availability and/or higher cost of borrowing to Lowe's and its customers, slower rates of growth in real disposable personal income that could affect the rate of growth in consumer spending, inflation and its impacts on discretionary spending and on our costs, shortages, and other disruptions in the labor supply, interest rate and currency fluctuations, home price appreciation or decreasing housing turnover, age of housing stock, the availability of consumer credit and of mortgage financing, trade policy changes or additional tariffs, outbreaks of pandemics, fluctuations in fuel and energy costs, inflation or deflation of commodity prices, natural disasters, armed conflicts, acts of both domestic and international terrorism, and other factors that can negatively affect our customers.

Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

LOW-IR

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Contacts:	Shareholder/Analyst Inquiries:	Media Inquiries:
	Kate Pearlman	Steve Salazar
	704-775-3856	steve.j.salazar@lowes.com
kate.pearlman@lowes.com

Lowe’s Companies, Inc.
Consolidated Statements of Current Earnings and Accumulated Deficit (Unaudited)
In Millions, Except Per Share and Percentage Data

	Three Months Ended				Nine Months Ended
	November 3, 2023		October 28, 2022		November 3, 2023		October 28, 2022
Current Earnings	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net sales	$20,471	100.00	$23,479	100.00	$67,775	100.00	$74,614	100.00
Cost of sales	13,580	66.34	15,661	66.70	44,958	66.33	49,614	66.49
Gross margin	6,891	33.66	7,818	33.30	22,817	33.67	25,000	33.51
Expenses:
Selling, general and administrative	3,761	18.37	6,443	27.45	11,673	17.23	15,200	20.38
Depreciation and amortization	434	2.12	451	1.92	1,275	1.88	1,345	1.80
Operating income	2,696	13.17	924	3.93	9,869	14.56	8,455	11.33
Interest – net	345	1.68	295	1.25	1,033	1.52	802	1.07
Pre-tax earnings	2,351	11.49	629	2.68	8,836	13.04	7,653	10.26
Income tax provision	578	2.83	475	2.02	2,130	3.14	2,174	2.92
Net earnings	$1,773	8.66	$154	0.66	$6,706	9.90	$5,479	7.34

Weighted average common shares outstanding – basic	576		618		585		638
Basic earnings per common share (1)	$3.07		$0.25		$11.43		$8.56
Weighted average common shares outstanding – diluted	577		620		587		640
Diluted earnings per common share (1)	$3.06		$0.25		$11.40		$8.53
Cash dividends per share	$1.10		$1.05		$3.25		$2.90

Accumulated Deficit
Balance at beginning of period	$(15,341)		$(8,895)		$(14,862)		$(5,115)
Net earnings	1,773		154		6,706		5,479
Cash dividends declared	(633)		(643)		(1,898)		(1,833)
Share repurchases	(1,543)		(3,929)		(5,690)		(11,844)
Balance at end of period	$(15,744)		$(13,313)		$(15,744)		$(13,313)

(1)    Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $1,769 million for the three months ended November 3, 2023, and $152 million for the three months ended October 28, 2022. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $6,688 million for the nine months ended November 3, 2023, and $5,462 million for the nine months ended October 28, 2022.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)
In Millions, Except Percentage Data

	Three Months Ended				Nine Months Ended
	November 3, 2023		October 28, 2022		November 3, 2023		October 28, 2022
	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net earnings	$1,773	8.66	$154	0.66	$6,706	9.90	$5,479	7.34
Foreign currency translation adjustments – net of tax	—	—	(168)	(0.72)	5	0.01	(173)	(0.23)
Cash flow hedges – net of tax	(4)	(0.01)	170	0.72	(10)	(0.02)	352	0.47
Other	—	—	1	—	—	—	(3)	—
Other comprehensive (loss)/income	(4)	(0.01)	3	—	(5)	(0.01)	176	0.24
Comprehensive income	$1,769	8.65	$157	0.66	$6,701	9.89	$5,655	7.58

Lowe’s Companies, Inc.
Consolidated Balance Sheets (Unaudited)
In Millions, Except Par Value Data

	November 3, 2023	October 28, 2022
Assets
Current assets:
Cash and cash equivalents	$1,210	$3,192
Short-term investments	321	464
Merchandise inventory – net	17,530	19,817
Other current assets	907	1,518
Total current assets	19,968	24,991
Property, less accumulated depreciation	17,527	17,275
Operating lease right-of-use assets	3,647	3,512
Long-term investments	238	63
Deferred income taxes – net	280	301
Other assets	859	831
Total assets	$42,519	$46,973

Liabilities and shareholders' deficit
Current liabilities:
Current maturities of long-term debt	$544	$609
Current operating lease liabilities	533	651
Accounts payable	9,914	12,249
Accrued compensation and employee benefits	750	1,405
Deferred revenue	1,499	1,736
Income taxes payable	121	913
Other current liabilities	3,135	3,313
Total current liabilities	16,496	20,876
Long-term debt, excluding current maturities	35,374	32,904
Noncurrent operating lease liabilities	3,602	4,048
Deferred revenue – Lowe's protection plans	1,228	1,184
Other liabilities	966	829
Total liabilities	57,666	59,841

Shareholders' deficit:
Preferred stock, $5 par value: Authorized – 5.0 million shares; Issued and outstanding – none	—	—
Common stock, $0.50 par value: Authorized – 5.6 billion shares; Issued and outstanding – 575 million and 611 million, respectively	288	305
Capital in excess of par value	7	—
Accumulated deficit	(15,744)	(13,313)
Accumulated other comprehensive income	302	140
Total shareholders' deficit	(15,147)	(12,868)
Total liabilities and shareholders' deficit	$42,519	$46,973

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Nine Months Ended
	November 3, 2023	October 28, 2022
Cash flows from operating activities:
Net earnings	$6,706	$5,479
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,427	1,509
Noncash lease expense	370	403
Deferred income taxes	(27)	(252)
Asset impairment and loss on property – net	50	2,113
Gain on sale of business	(79)	—
Share-based payment expense	160	165
Changes in operating assets and liabilities:
Merchandise inventory – net	1,002	(2,308)
Other operating assets	236	20
Accounts payable	(610)	921
Deferred revenue	(77)	(117)
Other operating liabilities	(2,126)	205
Net cash provided by operating activities	7,032	8,138

Cash flows from investing activities:
Purchases of investments	(1,283)	(659)
Proceeds from sale/maturity of investments	1,215	597
Capital expenditures	(1,344)	(1,090)
Proceeds from sale of property and other long-term assets	29	37
Proceeds from sale of business	100	—
Other – net	(23)	—
Net cash used in investing activities	(1,306)	(1,115)

Cash flows from financing activities:
Net change in commercial paper	(499)	—
Net proceeds from issuance of debt	2,983	9,667
Repayment of debt	(576)	(831)
Proceeds from issuance of common stock under share-based payment plans	79	86
Cash dividend payments	(1,899)	(1,727)
Repurchases of common stock	(5,937)	(12,127)
Other – net	(15)	—
Net cash used in financing activities	(5,864)	(4,932)

Effect of exchange rate changes on cash	—	(32)

Net (decrease)/increase in cash and cash equivalents	(138)	2,059
Cash and cash equivalents, beginning of period	1,348	1,133
Cash and cash equivalents, end of period	$1,210	$3,192

Lowe’s Companies, Inc.
Non-GAAP Financial Measure Reconciliation (Unaudited)

To provide additional transparency, the Company has presented a comparison to the non-GAAP financial measure of adjusted diluted earnings per share for the three months ended October 28, 2022. This measure excludes the impact of a certain item, further described below, not contemplated in Lowe’s Business Outlook to assist analysts and investors in understanding the comparison of operational performance for the third quarter of fiscal 2022.

Fiscal 2022 Impacts
During fiscal 2022, the Company recognized financial impacts from the following, not contemplated in the Company's Business Outlook for fiscal 2022:

•In the third quarter of fiscal 2022, the Company recognized a pre-tax $2.1 billion long-lived asset impairment of the Canadian retail business (Canadian retail business transaction).

Adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the Company’s diluted earnings per share as prepared in accordance with GAAP. The Company’s methods of determining non-GAAP financial measures may differ from the method used by other companies and may not be comparable.

A reconciliation between the Company’s GAAP and non-GAAP financial results is shown below and available on the Company’s website at ir.lowes.com.

	Three Months Ended
	October 28, 2022
	Pre-Tax Earnings	Tax[1]	Net Earnings
Diluted earnings per share, as reported			$0.25
Non-GAAP adjustments – per share impacts
Canadian retail business transaction	3.32	(0.30)	3.02
Adjusted diluted earnings per share			$3.27
1 Represents the corresponding tax benefit or expense specifically related to the item excluded from adjusted diluted earnings per share.